UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 29, 2004

EASTMAN CHEMICAL COMPANY (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	1-12626 (Commission File Number)	62-1539359 (IRS Employer Identification No.)

100 N. Eastman Road, Kingsport, TN (Address of principal executive offices)	37660 (Zip Code)

Registrant's telephone number, including area code: (423) 229-2000

Item 7. Financial Statements and Exhibits

(c) Exhibits

The following exhibit is furnished pursuant to Item 12:

99.01 Public release by the registrant on April 29, 2004 of first quarter 2004 financial results.

Item 12. Results of Operations and Financial Condition

On April 29, 2004, the registrant publicly released its financial results for the first quarter 2004. The full text of the release is furnished as Exhibit 99.01 to this Form 8-K, and is incorporated herein by reference. This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Eastman’s management believes that the asset impairments and restructuring charges, other operating income, and the cumulative effect of a change in accounting principle included in first quarter 2004 and first quarter 2003 results do not reflect ongoing business results, but that the asset impairments and restructuring charges and other operating income are indicative of the performance of certain businesses and product lines, specific actions to reduce costs, and other actions to improve the profitability of the company. Management believes that investors can better evaluate and analyze historical and future business trends if they also consider the reported results of operations without the identified asset impairments and restructuring charges, other operating income, and cumulative effect of change in accounting principle. Management utilizes earnings excluding these items in the measures it uses to evaluate corporate and segment performance and in determining certain performance-based compensation. This measure is not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. The reconciliation table (Table 6) in the first quarter 2004 financial tables which accompany the release reconciles earnings (loss) per share on a GAAP basis, as reflected in Eastman’s Unaudited Consolidated Statements of Earnings (Loss), Comprehensive Income (Loss), and Retained Earnings, to earnings per share excluding asset impairments and restructuring charges, other operating income, and the cumulative effect of a change in accounting principle.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Eastman Chemical Company

By: ____________________________________

Name: Richard A. Lorraine
Title: Senior Vice President and                                           Chief Financial Officer

Date: April 29, 2004
EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.01	Public release by the registrant on April 29, 2004 of first quarter 2004 financial results.